                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                     11 1/2% SENIOR SECURED NOTES DUE 2011
                                       OF

                                 MILACRON INC.
             PURSUANT TO THE PROSPECTUS DATED               , 2004

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Original Notes (as defined below) pursuant to the
Exchange Offer (as defined below) described in the prospectus dated           ,
2004 (the "Prospectus") of Milacron Inc., a Delaware corporation (the "Company"), if (i) certificates for the outstanding 11 1/2% Senior Secured Notes due 2011 of the Company (the "Original Notes") are not immediately available,
(ii) time will not permit the Original Notes, the letter of transmittal and all other required documents to be delivered to U.S. Bank National Association (the
"Exchange Agent") prior to 5:00 p.m., New York City time, on           , 2004 or
such later date and time to which the Exchange Offer may be extended (the "Expiration Date"), or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See "The Exchange
Offer -- Guaranteed Delivery Procedures" in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                         U.S. BANK NATIONAL ASSOCIATION

                           By Registered or Certified
                        Mail, Overnight Courier or Hand:

                         U.S. Bank National Association
                Attn: Shauna Thilmany/Specialized Finance Dept.
                              Mailcode: EP-MN-WS2N
                              60 Livingston Avenue
                               St. Paul, MN 55107

                                 By Facsimile:

                                 (651)495-8158

                             For information, call:

                                 (800)934-6802

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND USE OF AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

     The undersigned acknowledges receipt of the Prospectus and the related letter of transmittal (the "Letter of Transmittal") which describes the offer by the Company (the "Exchange Offer") to exchange $1,000 in principal amount of registered 11 1/2% Senior Secured Notes due 2011 of the Company (the "Exchange Notes") for each $1,000 in principal amount of Original Notes.

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the aggregate principal amount of Original Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

     The undersigned understands that no withdrawal of a tender of Original Notes may be made after 5:00 p.m., New York City time, on the Expiration Date. The undersigned understands that for a withdrawal of a tender of Original Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date.

     The undersigned understands that the exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) such Original Notes (or confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at The Depository Trust Company ("DTC")) and (2) a Letter of Transmittal (or facsimile thereof) with respect to such Original Notes, properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal or, in lieu thereof, a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the Letter of Transmittal.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):
--------------------------------------------------------------------------------
                                         (PLEASE PRINT OR TYPE)
Signature(s):
--------------------------------------------------------------------------------
Address(es):
--------------------------------------------------------------------------------
Area Code(s) and Telephone Number(s):
--------------------------------------------------------------------------------
If Original Notes will be delivered by book-entry transfer
  at DTC, insert Depository Account Number:
--------------------------------------------------------------------------------
Date:
--------------------------------------------------------------------------------


Certificate Number(s)*                                 Principal Amount of Original Notes Tendered**
------------------------------------------------       ------------------------------------------------
------------------------------------------------       ------------------------------------------------
------------------------------------------------       ------------------------------------------------

 * Need not be completed if the Original Notes being tendered are in book-entry form.

** Must be in integral multiples of $1,000 principal amount.

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear(s) on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s): ----------------------------------------------------------------------

Signature(s): -----------------------------------------------------------------

Address(es): ------------------------------------------------------------------

     DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (1) represents that each holder of Original Notes on whose behalf this tender is being made "own(s)" the Original Notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (2) represents that such tender of Original Notes complies with Rule 14e-4 of the Exchange Act and (3) guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Original Notes being tendered hereby for exchange pursuant to the Exchange Offer in proper form for transfer (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at the book-entry transfer facility of DTC) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or in lieu of a Letter of Transmittal a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the letter of transmittal, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
------------------------------------------------
                                                       -------------------------------------
                                                       AUTHORIZED SIGNATURE
Address:
------------------------------------------------
                                                       Name: -------------------------------
                                                              PLEASE PRINT OR TYPE
------------------------------------------------
                                                       Title: ------------------------------
Telephone No.
------------------------------------------------
                                                       Dated: ------------------------------

     The institution that completes the Notice of Guaranteed Delivery (a) must deliver the same to the Exchange Agent at its address set forth above by hand, or transmit the same by facsimile or mail, prior to the Expiration Date, and (b) must deliver the certificates representing any Original Notes (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at DTC), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the letter of transmittal in lieu thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.